Exhibit 5.1

May 17, 2024

GCT Semiconductor Holding, Inc.

2290 North 1st Street, Suite 201

San Jose, CA 95131

Re:	GCT Semiconductor Holding, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to GCT Semiconductor Holding, Inc. (f/k/a Concord Acquisition Corp III), a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including a related prospectus included in the Registration Statement (the “Prospectus”), covering the registration of (A) the sale of shares of common stock, $0.0001 par value per share (“Common Stock”), of the Company upon the exercise of warrants issued by the Company, and (B) the resale of shares of Common Stock issued by the Company, as follows: (i) the sale of up to 26,724,001 shares of Common Stock consisting of (a) up to 6,580,000 shares of Common Stock issuable by the Company upon the exercise by the holders thereof of certain outstanding warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of the Company, (b) up to 17,250,000 shares (the “Public Warrant Shares”) of Common Stock issuable by the Company upon the exercise by the holders thereof of certain outstanding warrants (the “Public Warrants”) originally issued in the initial public offering of the Company, and (c) up to 2,894,001 shares of Common Stock that are issuable upon the exercise of 2,894,001 warrants held by certain warrants holders of GCT Semiconductor, Inc.; (ii) the resale of up to 35,970,732 shares of Common Stock, consisting of (a) 6,580,000 shares of Common Stock issuable upon exercise of the Private Placement Warrants, (b) 19,685,138 shares of Common Stock acquired by certain Selling Securityholders party to the Registration Rights Agreement, (c) up to 4,529,967 shares of Common Stock originally issued to investors in a private placement pursuant to those certain Subscription Agreements (the “PIPE Shares”) at a price of $6.67 per share, (d) up to 1,781,626 shares of Common Stock issued to certain third parties that entered into non-redemption agreements with Concord III and the Sponsor (the “NRA Investors”), (e) up to 500,000 shares of Common Stock underlying a convertible promissory note issued to a strategic investor in the principal amount of $5,000,000 and (f) up to 2,894,001 shares of Common Stock that are issuable upon the exercise of the GCT Warrants and (iii) the resale of up to 6,580,000 Private Placement Warrants.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Third Amended and Restated Certificate of Incorporation, as amended through the date hereof (the “Certificate”), and the Amended and Restated Bylaws, as in effect on the date hereof (the “Bylaws”), of the Company, certain resolutions of the Company’s Board of Directors relating to the Registration Statement, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares will be validly issued, fully paid and non-assessable when sold pursuant to the terms of the Registration Statement.

May 17, 2024

We do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

The opinions expressed herein are limited to the DGCL and the laws of the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

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May 17, 2024

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP